UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road	77056-5306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 989-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.  Agreement and Plan of Merger

On June 15, 2011, Southern Union Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer Equity, L.P., a Delaware master limited partnership (“ETE”), and Sigma Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of ETE (“Merger Sub”).  The Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger.  As a result of the Merger, the Company will become a wholly owned subsidiary of ETE.  At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) the Company or any direct or indirect wholly owned subsidiary of the Company and (ii) stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be cancelled and converted into the right to receive one Series B Unit of ETE (the “Merger Consideration”), a newly-created class of ETE partnership units expected to be traded on the New York Stock Exchange (the “NYSE”) and having the rights, preferences and privileges described below (the “Series B Units”).

A special committee composed of the independent members of the Company’s Board of Directors (the “Special Committee”) (i) unanimously approved the Merger Agreement and the Merger; (ii) determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of, the Company and its stockholders; and (iii) recommended approval of the Merger Agreement and the Merger to the Company’s Board of Directors (the “Board”).  The Special Committee received an opinion from its independent financial advisor, Evercore Group, L.L.C., with respect to the fairness, from a financial point of view, to the Company and its stockholders, of the Merger consideration to be received by the holders of the Company’s common stock in the Merger.  Acting upon the unanimous recommendation of the Special Committee, the Board has approved the Merger Agreement and the Merger, determined that the Merger is in the best interest of the Company and its stockholders and resolved to recommend approval of the Merger Agreement to the Company’s stockholders.

Over the past three years, the Company has engaged in discussions with a number of parties regarding potential transactions and combinations.  With respect to those discussions that resulted in preliminary proposals, such preliminary proposals were not as favorable to the Company and its stockholders as the Merger Consideration reflected in the Merger Agreement.  The foregoing description of the Company’s solicitation, review and evaluation of potential transactions and combinations does not purport to be complete, and those matters will be treated in detail in the “Background of the Merger” section to be included in the proxy statement soliciting the adoption of the Merger Agreement by the Company’s stockholders.

The Special Committee’s legal advisors are Morris, Nichols, Arsht & Tunnell LLP, and the Company’s legal advisors in connection with the Merger are Locke Lord Bissell & Liddell LLP and Roberts & Holland LLP.

Series B Units to be Issued to the Company’s Stockholders by ETE in the Merger

The Series B Units to be issued in the Merger are convertible securities which generally vote with the Common Units of ETE (“ETE Common Units”) on an as-converted-to-ETE Common Unit basis, on all matters on which the ETE Common Units are entitled to vote.  The Series B Units have an initial liquidation value (the “Liquidation Value”) of $33.00 per Series B Unit, are generally pari passu with the Series A Units of ETE in the event of liquidation and in priority for distributions, and provide for the following quarterly cash distributions:

•                  2.0625% (8.25% on an annualized basis) through the third year after issuance.

•                  Thereafter, equal to the greater of (i) 8.25% and (ii) the then current 3-month LIBOR rate plus 750 basis points, in each case, divided by 4.

If any required quarterly distribution is not made on the Series B Units, such amount will be added to the Liquidation Value of the Series B Units.

Distributions on the Series B Units are senior to distributions on ETE Common Units so that no distributions will be made on ETE Common Units in any quarter unless and until distributions on the Series B Units are made.  Customary distributions on ETE Common Units can be resumed in any quarter when the required current distributions on the Series B Units are made, but the distributions on ETE Common Units may not be increased until all arrearages on the Series B Units have been made whole.

Additionally, the Series B Units may be “called” by ETE at any time for the Liquidation Value.  The Series B Units are convertible by the holder:

•                  Beginning one year after issuance, into ETE Common Units at a ratio determined by dividing the Liquidation Value (initially $33.00) by $42.857 (unless and until the Liquidation Value is adjusted, one Series B Unit converts to 0.770 ETE Common Units).

•                  At any time, into ETE Common Units (at the ratio described above) in the event of (and in advance of the record date for determining eligibility for) any distribution on the ETE Common Units in excess of 25% of the average quarterly distributions on the ETE Common Units during the preceding four calendar quarters.

•                  At any time, in the event ETE exercises its “call” option (but then only to the extent of the call), into a number of common units of Energy Transfer Partners, L.P., a Delaware limited partnership and a controlled subsidiary of ETE (“ETP Common Units”), which could be purchased (at the then-current market price for ETP Common Units determined using the weighted average trading price of ETP Common Units on the national securities exchange on which they are listed over a consecutive 10-trading day period) with cash equal to the Liquidation Value of the Series B Units being converted.

The foregoing description of the Series B Units does not purport to be complete and is subject to, and qualified in its entirety by, the full text of ETE’s Fourth Amended and Restated Agreement of Limited Partnership, the form of which is included at Exhibit 2.1 hereto and incorporated herein by reference.

Treatment of Equity-Based Awards

Pursuant to the Company’s equity incentive plans, individual award agreements and the terms of the Merger Agreement, all stock options and stock appreciation rights outstanding immediately prior to the Effective Time will vest.  To the extent not exercised prior thereto, all unexercised options and stock appreciation rights will be cancelled immediately prior to the Effective Time.  Each stock option and stock appreciation right so cancelled which has an exercise price of less than $33.00 will be converted into the right to receive an amount in cash equal to $33.00 less (i) the applicable exercise price and (ii) any applicable deductions and withholdings required by law.

Shares of restricted stock for which restrictions have not otherwise lapsed or expired and are outstanding prior to the Effective Time will have their associated restrictions accelerate and expire immediately prior to the Effective Time and the total number of shares of common stock of the Company subject to such restricted stock grant will be converted into the right to receive the Merger Consideration less a number of Series B Units (valued at $33.00), equal to all deductions and withholdings required by law.

Each unvested award of restricted share units, performance shares or phantom shares with respect to shares of common stock of the Company under a Company stock plan that is outstanding immediately prior to the Effective Time (a “Company RSU”) will fully vest, and each Company RSU will be converted into the right to receive a lump sum cash payment equal to $33.00 multiplied by the total number of shares underlying such Company RSU, less any applicable deductions and withholdings required by law.

The Merger Agreement

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (iii) receipt of the approvals of the Federal Energy Regulatory Commission, the Massachusetts Department of Public Utilities, the Missouri Public Service Commission and the Federal Communications Commission, (iv) a registration statement relating to the Series B Units to be issued in the Merger having been declared effective by the Securities and Exchange Commission (the “SEC”), (v) the Series B Units to be issued in the Merger having been approved for listing on the NYSE, and (vi) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal.

The Company has made certain customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of commercially reasonable efforts to cause the Merger to be consummated.

The Merger Agreement provides that the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.  Notwithstanding those restrictions, prior to the receipt of Stockholder Approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board has determined are or could reasonably be expected to lead to a Superior Offer if the Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach by the Board of its fiduciary duties.  A “Superior Offer” is an acquisition proposal that the Board has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger.

The Merger Agreement contains certain termination rights for the Company and ETE.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay ETE a termination fee.  If the termination fee becomes payable as a result of the Company terminating the Merger Agreement on or before July 25, 2011 in order to enter into a definitive acquisition agreement with respect to a Superior Offer, the amount of the termination fee will be $92.5 million.  If the termination fee becomes payable in other circumstances or after such date, the amount of the termination fee will be $135.0 million.  In certain circumstances, upon termination of the Merger Agreement the Company or ETE may also be obligated to pay the other’s costs and expenses in an amount not to exceed $12.5 million.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of ETE and the Merger Sub.  In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to ETE and the Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) may have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in  confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the SEC.

Consulting and Noncompetition Agreements; Support Agreements

On June 15, 2011, each of Mr. George L. Lindemann, the Company’s Chairman and Chief Executive Officer, and Mr. Eric D. Herschmann the Company’s Vice Chairman, President and Chief Operating Officer, executed a Consulting Agreement (a “Consulting Agreement”) and a Non-Competition, Non-Solicitation and Confidentiality Agreement (a “Noncompetition Agreement”) with the Company and ETE the effectiveness of which is contingent on the consummation of the Merger.  Pursuant to the Consulting Agreements, each of Mr. Lindemann and Mr. Herschmann will be paid $3.0 million per year for each of the 5 years following the closing of the Merger.  Pursuant to the Noncompetition Agreements, each of Mr. Lindemann and Mr. Herschmann will be paid $7.0 million per year for each of the 5 years following the closing of the Merger.  Mr. Lindemann and Mr. Herschmann are not members of the Special Committee.  Additionally, the amounts to be paid to Mr. Lindemann and Mr. Herschmann were not negotiated until after the amount of the Merger Consideration had been finally negotiated.

The foregoing description of the Consulting Agreement and Noncompetition Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreements and Noncompetition Agreements, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, Mr. Lindemann, Mr. Herschmann, and members of Mr. Lindemann’s family, who directly or indirectly own approximately 16,744,285 shares of common stock of the Company (or 20,139,036 shares when including unvested options and shares of restricted stock which are not entitled to vote), representing approximately 13.43% of the shares outstanding and entitled to vote as of June 14, 2011, have entered into a Support Agreement with ETE and Merger Sub (the “Support Agreement”), which provides, among other things, that such shareholders will vote their shares in favor of adoption of the Merger Agreement unless there is a change of Board recommendation.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, which is included at Exhibit 2.1 hereto and incorporated herein by reference.

Notice to Investors

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Southern Union Company, Attn:  Corporate Secretary, 5444 Westheimer Road, Houston, TX 77056, telephone: (713) 989-2000, or from the Company’s website, http://www.sug.com.

The Company and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders.

Statement on Cautionary Factors

Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  These forward-looking statements include references to our announced transaction with ETE.  Forward-looking statements are only predictions and are not guarantees of performance.  These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.  The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.  Many of these factors are beyond our ability to control or predict.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Merger; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the SEC by the Company and the proxy statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of June 15, 2011, by and between the Southern Union Company, Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (including Form of Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. and Support Agreement by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain shareholders of Southern Union Company)

10.1	Consulting Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann

10.2	Consulting Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann

10.3	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann

10.4	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann

*                 Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  Southern Union Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY

June 17, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of June 15, 2011, by and between the Southern Union Company, Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (including Form of Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. and Support Agreement by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain shareholders of Southern Union Company)

10.1	Consulting Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann

10.2	Consulting Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann

10.3	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann

10.4	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 15, 2011, by and between Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann

*                 Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  Southern Union Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.